As filed with the Securities and Exchange Commission on July 1, 2015
Registration No. 333–
_____________________________________________________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S‑8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
__________
Kinder Morgan, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1001 Louisiana Street, Suite 1000 Houston, Texas 77002 (Address of registrant’s principal executive offices)	80-0682103 (I.R.S. Employer Identification No.)

Kinder Morgan, Inc. 2015 Amended and Restated Stock Incentive Plan
(Full title of Plan)

David R. DeVeau
1001 Louisiana Street, Suite 1000
Houston, Texas 77002
(713) 369-9000
(Name, address and telephone number, including area code, of agent for service)

Copies to:
Troy L. Harder
Bracewell & Giuliani LLP
711 Louisiana Street, Suite 2300
Houston, Texas 77002-2770
Telephone: (713) 221-1456
____________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company:

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
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CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Class P Common Stock, $0.01 par value per share	18,000,000	$38.72	$696,960,000	$80,986.75

(1)
The Kinder Morgan, Inc. 2015 Amended and Restated Stock Incentive Plan (the “2015 Plan”) amends and restates, and replaces, the 2011 Kinder Morgan, Inc. Stock Incentive Plan (the “Original Plan”) and provides for the issuance of up to 33,000,000 shares of Class P Common Stock. The number of shares registered hereby does not include 15,000,000 shares registered on Form S-8 (Registration No. 333-172606) filed with the Securities and Exchange Commission on March 4, 2011 in connection with the Original Plan.

(2)
Pursuant to Rule 457(h) under the Securities Act, the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price are estimated, solely for the purpose of computing the registration fee, based on the average of the high and low sale prices of the common stock as reported by the New York Stock Exchange on June 29, 2015.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Note: The document(s) containing the plan information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant will furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Commission (other than, in each case, documents or information that is deemed to be furnished and not filed in accordance with Commission rules) are incorporated by reference into this Registration Statement:

1.	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Commission on March 23, 2015;

2.	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, filed with the Commission on April 28, 2015;

3.	The Registrant’s Current Reports on Form 8-K filed with the Commission on January 21, 2015, January 22, 2015, February 24, 2015, March 12, 2015 and May 13, 2015; and

4.	The description of the Registrant’s common stock contained in its Registration Statement on Form 8-A, as filed with the Commission on February 10, 2011.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold (other than information that is furnished rather than filed in accordance with Commission rules), will be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.
Item 4.    Description of Securities.
Not applicable.
Item 5.    Interests of Named Experts and Counsel.
Not applicable.
Item 6.    Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law, or DGCL, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.
As permitted by the DGCL, the registrant's certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director's duty of loyalty to the registrant or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law;

•	under Section 174 of the DGCL regarding unlawful dividends and stock purchases; or

•	for any transaction from which the director derived an improper personal benefit.
As permitted by the DGCL, the registrant's certificate of incorporation and bylaws provide that:

•	the registrant is required to indemnify its directors and officers to the fullest extent permitted under the DGCL, subject to very limited exceptions;

•	the registrant may indemnify its other employees and agents to the fullest extent permitted by law, subject to very limited exceptions;

•
the registrant is required to advance expenses, as incurred, to its directors and officers in connection with a proceeding to the maximum extent permitted under the DGCL, subject to very limited exceptions; and

•	the rights conferred in the certificate of incorporation or bylaws are not exclusive.
The registrant maintains liability insurance policies covering its officers and directors against some liabilities, including certain liabilities under the Securities Act, that may be incurred by them.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.
Item 7.    Exemption from Registration Claimed.
Not applicable.
Item 8.    Exhibits.
Each of the following exhibits is filed herewith:

Exhibit Number	Description
4.1
Form of certificate representing Class P common shares of Kinder Morgan, Inc. (filed as Exhibit 4.1 to Kinder Morgan, Inc.’s Registration Statement on Form S-1 filed on January 18, 2011 (File No. 333-170773)).

4.2	Shareholders Agreement among Kinder Morgan, Inc. and certain holders of common stock (filed as Exhibit 4.2 to Kinder Morgan, Inc.’s quarterly report on Form 10-Q filed on May 6, 2011).
4.3
Amendment No. 1 to the Shareholders Agreement among Kinder Morgan, Inc. and certain holders of common stock (filed as Exhibit 4.3 to Kinder Morgan, Inc.’s Current Report on Form 8-K filed on May 30, 2012).

4.4
Amendment No. 2 to the Shareholders Agreement among Kinder Morgan, Inc. and certain holders of common stock (filed as Exhibit 4.1 to Kinder Morgan, Inc.’s Current Report on Form 8-K filed on December 3, 2014).

4.5 *	2015 Amended and Restated Kinder Morgan, Inc. Stock Incentive Plan.
4.6 *	Form of Restricted Stock Unit Agreement.
5.1 *	Opinion of Bracewell & Giuliani LLP regarding the validity of the securities being registered.
23.1 *	Consent of Bracewell & Giuliani LLP (included in their opinion filed as Exhibit 5.1).
23.2 *	Consent of PricewaterhouseCoopers LLP.
23.3 *	Consent of Netherland, Sewell & Associates, Inc.
24.1 *	Powers of Attorney.
* Filed herewith.

Item 9.     Undertakings.
(a)    The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Houston, Texas, on July 1, 2015.

KINDER MORGAN, INC.
By:	/S/ DAVID R. DEVEAU
Name:	David R. DeVeau
Title:	Vice President and General Counsel

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on July 1, 2015.

Signature	Title
/S/ RICHARD D. KINDER Richard D. Kinder	Director and Executive Chairman
/S/ STEVEN J. KEAN Steven J. Kean	Director, President and Chief Executive Officer (Principal Executive Officer)
/S/ KIMBERLY A. DANG Kimberly A. Dang	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
/S/ TED A. GARDNER* Ted A. Gardner	Director
/S/ ANTHONY W. HALL, JR.* Anthony W. Hall, Jr.	Director
/S/ GARY L. HULTQUIST* Gary L. Hultquist	Director
/S/ RONALD L. KUEHN, JR.* Ronald L. Kuehn, Jr.	Director
/S/ DEBORAH A. MACDONALD* Deborah A. Macdonald	Director
/S/ MICHAEL C. MORGAN* Michael C. Morgan	Director
/S/ ARTHUR C. REICHSTETTER * Arthur C. Reichstetter	Director
/S/ FAYEZ SAROFIM * Fayez Sarofim	Director
/S/ C. PARK SHAPER* C. Park Shaper	Director
/S/ WILLIAM A. SMITH* William A. Smith	Director

/S/ JOEL V. STAFF* Joel V. Staff	Director
/S/ ROBERT F. VAGT* Robert F. Vagt	Director
/S/ PERRY M. WAUGHTAL* Perry M. Waughtal	Director

*By: /S/ DAVID R. DEVEAU David R. DeVeau Attorney-in-fact for persons indicated
Constituting a majority of the Board of Directors of Kinder Morgan, Inc.

INDEX TO EXHIBITS

Exhibit Number	Description
4.1
Form of certificate representing Class P common shares of Kinder Morgan, Inc. (filed as Exhibit 4.1 to Kinder Morgan, Inc.’s Registration Statement on Form S-1 filed on January 18, 2011 (File No. 333-170773)).

4.2	Shareholders Agreement among Kinder Morgan, Inc. and certain holders of common stock (filed as Exhibit 4.2 to Kinder Morgan, Inc.’s quarterly report on Form 10-Q filed on May 6, 2011).
4.3
Amendment No. 1 to the Shareholders Agreement among Kinder Morgan, Inc. and certain holders of common stock (filed as Exhibit 4.3 to Kinder Morgan, Inc.’s Current Report on Form 8-K filed on May 30, 2012).

4.4
Amendment No. 2 to the Shareholders Agreement among Kinder Morgan, Inc. and certain holders of common stock (filed as Exhibit 4.1 to Kinder Morgan, Inc.’s Current Report on Form 8-K filed on December 3, 2014).

4.5 *	2015 Amended and Restated Kinder Morgan, Inc. Stock Incentive Plan.
4.6 *	Form of Restricted Stock Unit Agreement.
5.1 *	Opinion of Bracewell & Giuliani LLP regarding the validity of the securities being registered.
23.1 *	Consent of Bracewell & Giuliani LLP (included in their opinion filed as Exhibit 5.1).
23.2 *	Consent of PricewaterhouseCoopers LLP.
23.3 *	Consent of Netherland, Sewell & Associates, Inc.
24.1 *	Powers of Attorney.
* Filed herewith.